SOUTHWESTERN PUBLIC SERVICE COMPANY
                      SUPPLEMENTAL RETIREMENT INCOME PLAN
                           (As Amended July 23, 1991)

I. PLAN OBJECTIVE:

     The Southwestern Public Service Company Supplemental Retirement Income Plan (the "Supplemental Plan") is designed to provide compensation at retirement and to provide certain disability and death benefit protection before and after retirement for selected officers and certain key salaried executi ves of Southwestern Public Service Company (the "Company") and its subsidiaries.

II. QUALIFICATION FOR PARTICIPATION:

     Selected officers and certain key salaried executives who, because of their positions and responsibilities, materially affect the cost of customer service, corporate profitability, and the daily operating efficiencies of the Company and its subsidiaries, having at their normal retirement 25 or mo re years of service, shall be eligible for supplemental retirement income consideration as provided by the Supplemental Plan. Notwithstanding the foregoing, if the Company desires to establish a trust for the payment of benefits under the Supplemental Plan as provided in Section IV, before the esta blishment of the trust and as a condition to its establishment, each eligible employee must execute a written waiver of any priority the employee may have under state or federal law as to any claims the employee may have against the Company under the Supplemental Plan or under the trust beyond the rights the employee would have as a general creditor of the Company. After the establishment of any such trust, any employee who qualifies for the Supplemental Plan coverage shall not become eligible for supplemental retirement income consideration unless and until the employee executes the written waiver described in this Section II. The officers and key salaried executives qualifying for participation shall be identified by the Retirement Committee annually, or more frequently as required.

     No employee who is not among the 25 highest-paid employees of the Company and its subsidiaries, in the aggregate, may receive benefits from the Supplemental Plan.

III. SUPPLEMENTAL RETIREMENT INCOME LIMITS:

     If a participant retires under the normal retirement plan provisions of the Retirement Plan for Employees of Southwestern Public Service Company (the "Qualified Retirement Plan"), the participant shall be entitled to receive the supplemental retirement income provided in this Section III. The sup plemental retirement income generated by the Supplemental Plan shall not protect more than 75% of the participant's final monthly salary at normal retirement or, if applicable, the participant's monthly salary at the date of total and permanent disability reduced by the amount earned under the ten- years certain and life thereafter option of the Qualified Retirement Plan and further reduced by the primary Social Security benefit for which the participant is eligible.



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SUPPLEMENTAL RETIREMENT INCOME
(Example Calculation)

Participant profile:
    Age at retirement                                         65 years
    Credited service                                          35 years
    Service years                                             37 years
    Average monthly salary (prior 36 months)                $10,000.00
Final monthly salary                                        $10,500.00
Percent protected                                           x      75%
    Amount of final monthly salary protected by the
     Supplemental Plan                                        7,875.00
        Less monthly retirement income from the
         Qualified Retirement Plan                           (5,197.50)
        Less monthly Social Security benefit                 (1,000.00)
    Total monthly supplemental retirement income            $ 1,677.50

     The percent of final monthly salary protected by the Supplemental Plan shall be determined by the participant's accrual of service years as stipulated by the following table:

PERCENT OF FINAL MONTHLY SALARY PROTECTED

Service Years*    Percent
Less than 25      -0-
25                60.00
26                62.00
27                64.00
28                66.00
29                68.00
30                70.00
31                71.00
32                72.00
33                73.00
34                74.00
35 and over       75.00

* Service years means credited service as determined by the Qualified Retirement Plan plus any years not otherwise treated as credited service measured from the participant's first employment date with the Company, any subsidiary, or any predecessor through actual retirement date under the Qualifie d Retirement Plan, excluding periods the participant was not employed by the Company or a subsidiary, rounded to the nearest full year.

IV. SOURCE OF PAYMENTS OF BENEFITS:

     The Supplemental Plan is a nonqualified, unfunded, deferred compensation plan. Therefore, all benefits owing under the Supplemental Plan shall be paid out of the Company's general corporate funds, which are subject to the claims of creditors, or out of any trust the Company's Board of Directors s hall establish or authorize, provided that all assets paid into any such trust shall at all times before actual payment to a participant or beneficiary remain subject to the claims of general creditors of the Company. In the absence of action by the Board of Directors, nothing herein shall be construed



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to create or require the creation of a trust for the purpose of paying benefits owing under the Supplemental Plan. Although the Supplemental Plan is to be deemed totally unfunded, in addition to the discretionary authority to establish a trust as provided herein, the Company may, but shall not be obligated to, purchase one or more life insurance or annuity policies or contracts to provide for its obligations hereunder. Any such policies or contracts, if so purchased, shall name the Company or the trust as beneficiary and sole owner, with all incidents of ownership therein, including (bu t not limited to) the right to cash and loan values, dividends (if any), death benefits, and the right of termination. Any policies or contracts purchased hereunder shall remain a general restricted asset of the Company or of the trust unless and until transferred to the participant, when the parti cipant becomes entitled to benefits under the Supplemental Plan, in satisfaction of some or all of the Company's obligations under the Supplemental Plan. Unless otherwise provided by the Company, no policy or contract as provided herein shall be deemed to be held in trust for the benefit of a parti cipant or any beneficiary. Neither the participant nor any beneficiary shall have any right, title, or interest whatever in or to, or any claim, preferred or otherwise, in or to, any particular assets of the Company as a result of participation in the Supplemental Plan, any policy or contract as pr ovided herein, or any trust that the Company may establish to aid in providing the payments described in the Supplemental Plan. Nothing contained in the Supplemental Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of a ny kind between the Company and a participant or any other person. Neither a participant nor a beneficiary of a participant shall acquire any interest greater than that of an unsecured creditor in any assets of the Company or in any trust that the Company may establish to pay benefits hereunder.

     The rights of the participants or of anyone claiming under the participants shall not be subject to anticipation, alienation, sale, transfer, assignment, encumbrance, or pledge, whether voluntary or involuntary, except that a participant may, as otherwise permitted under the Supplemental Plan, de signate a beneficiary to receive benefits payable hereunder in the event of the participant's death. Nor shall the rights of the participants be subject to legal process or the claims of any creditor of the participants or of anyone claiming under the participants, whether the claim arises out of a ny debts, contracts, liabilities (including any claim for child support or alimony), engagements, torts, or any other source whatsoever.

V. VESTING:

     Participants shall have no vested interest or rights to any benefits under the Supplemental Plan if the participant leaves the employment of the Company or its subsidiaries for any reason other than death (in certain cases), disability (in certain cases), or retirement under either the normal ret irement or the "62/30" early retirement provision of the Qualified Retirement Plan.

VI. QUALIFYING EARLY RETIREMENT:

     Early retirement for the purpose of qualification under the Supplemental Plan shall be limited to the retirement of participants who are 62 years of age but less than age 65 and have completed 30 or more years of credited service.

     The calculation of a participant's age and credited service, for the purpose of eligibility for qualifying early retirement benefits under the Supplemental Plan, shall be made in the same manner as under Section 2.2 of the Qualified Retirement Plan or any successor provision, including the provisions of



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Section 2.2(D) of the Qualified Retirement Plan or any successor provision, in the case of the age requirement, and Section 1.1(A)(8) of the Qualified Retirement Plan or any successor provision, in the case of the credited service requirement. A participant selecting qualifying early retire ment shall receive the applicable percentage protection of the participant's final monthly salary, less the retirement income amount earned under the ten-years certain and life thereafter option as provided by the Qualified Retirement Plan, less, except as provided below, the Social Security benefi t for which the participant is eligible based on the participant's age at actual retirement. Notwithstanding the foregoing, if a participant elects to meet the qualifying minimum early retirement age of 62 by applying unused sick leave in satisfaction thereof, the Social Security offset provided ab ove shall be calculated as of and shall commence with the first of the month immediately following the month in which the participant actually attains age 62.

EARLY RETIREMENT
(Example Calculation)

Participant profile:
    Age at retirement                                 62 years and 4 months
    Credited service                                               32 years
    Service years                                                  32 years
    Average monthly salary (prior 36 months)                     $10,000.00
Final monthly salary                                             $10,500.00
Percent protected                                                x      72%
    Amount of final monthly salary protected by the
     Supplemental Plan                                             7,560.00
        Less monthly retirement income from the
         Qualified Retirement Plan                                (4,752.00)
        Less monthly Social Security benefit                        (800.00)
    Total monthly supplemental retirement income                 $ 2,008.00

VII. PAYMENT OF SUPPLEMENTAL RETIREMENT INCOME BENEFIT:

     The supplemental retirement income benefit provided under the Supplemental Plan shall be payable as follows: (i) for a participant who is unmarried on the date payments from the Supplemental Plan are to commence, a monthly amount for the participant's lifetime and, in the event of a participant's death within ten years after the date the payments to the participant commence, the same monthly amount that was payable to the participant will be payable for the remainder of the ten-year period to a beneficiary designated by the participant, and (ii) for a participant who is married on the date payments from the Supplemental Plan are to commence, a monthly amount, which is the actuarial equivalent of the benefit payable under clause (i) above, using the appropriate actuarial equivalence factors provided in the Qualified Retirement Plan, to the participant during the participant's lifetim e and, if the participant predeceases the participant's spouse, 66-2/3% of the monthly amount payable to the participant will be payable after the death of the participant to the participant's spouse for the lifetime of the spouse. The supplemental retirement income benefit shall commence on the fi rst day of the month next following the date on which the participant terminates employment.

VIII. PRE-RETIREMENT DEATH BENEFIT FOR A SPOUSE:

     If a married participant dies while employed, then the deceased participant's surviving spouse shall be entitled to the death benefit provided in this Section VIII.



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     The monthly death benefit payable to the eligible surviving spouse shall be equal to the remainder, if any, provided in paragraph D hereof, determined as follows:

     A. First, calculate the monthly amount of the deceased participant's final monthly salary that would have been protected pursuant to Section III of the Supplemental Plan if the participant had retired without regard to age on the date of the participant's death.

     B. Next, convert the monthly amount determined under paragraph A from the ten-years certain and life thereafter option form of payment provided in Section VII of the Supplemental Plan to a joint and two-thirds survivor form of payment as provided in the Qualified Retirement Plan, using the approp riate actuarial equivalence factors provided in the Qualified Retirement Plan.

     C. Then, determine the monthly amount which would be payable to the survivor under the joint and two-thirds survivor form of payment provided in paragraph B.

     D. Finally, subtract from the monthly amount determined under paragraph C the monthly amount of death benefit which would be paid from the Qualified Retirement Plan to the deceased participant's surviving spouse, in the form of a ten-years certain and life thereafter benefit, assuming the decease d participant's spouse is the designated beneficiary under the Qualified Retirement Plan (regardless of whether the surviving spouse is actually the designated beneficiary).

     The monthly death benefit provided in this Section VIII shall be paid to the surviving spouse for the life of the spouse and shall commence on the first day of the month next following the participant's death.

     Except as provided in the foregoing provisions of this Section VIII, no other pre-retirement death benefit shall be payable under this Section VIII or under any provisions of the Supplemental Plan.



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DEATH BENEFIT
(Example Calculation)

Participant profile:
    Age at date of death                                 55 years 0 months
    Age of spouse at date of participant's death                  55 years
    Credited service                                              30 years
    Service years                                                 30 years
    Average monthly salary (prior 36 months)                    $10,000.00
Final monthly salary                                            $10,500.00
Percent protected                                               x      70%
    Amount of final monthly salary protected by the
     Supplemental Plan                                            7,350.00
    Qualified Retirement Plan factor to convert to
     two-thirds option                                          x    .9591
    Monthly retirement income if retired and elected
     two-thirds option                                          $ 7,049.39
    Survivor benefit on death of participant
     (.667 of above amount)                                     $ 4,701.94
        Less death benefit paid from the Qualified
         Retirement Plan                                         (2,001.16)
    Total monthly income payable from the
     Supplemental Plan                                          $ 2,700.78

IX.   GENERAL PLAN PROVISIONS:

  A. Administration:

     The Supplemental Plan shall be administered by the Retirement Committee. The Retirement Committee shall be the same individuals named by the Board of Directors to administer the Qualified Retirement Plan. The Retirement Committee shall interpret the Supplemental Plan, amend and rescind rules, and take other action deemed necessary for the effective control and administration of the Supplemental Plan.

  B. Contractual limitation:

     The Supplemental Plan shall not constitute a contract of employment, and participation in the Supplemental Plan shall not affect the Company's or any subsidiary's right to discharge a participating employee.

  C. Amendment, suspension, or termination:

     The Board of Directors may, from time to time, amend, suspend, or terminate the Supplemental Plan in whole or in part, and if the Supplemental Plan is suspended or terminated, the Board of Directors may reinstate any or all of its provisions; however, any such amendment, suspension, or terminatio n shall not reduce or otherwise adversely affect the benefits being paid under the Supplemental Plan to retired participants at the time of the amendment, suspension, or termination.

  D. Appeals procedure:

     The appeals and claim procedure as required by the Employee Retirement Income Security Act for nonqualified retirement income plans shall be for the purpose of the Supplemental Plan the exact procedure enumerated in the Qualified Retirement Plan and is further identified as Section 5.11 of the



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Qualified Retirement Plan, or any successor provision.

X. DISABILITY BENEFIT:

     If a participant becomes totally and permanently disabled, as defined below, while still employed by the Company or any of its subsidiaries, the participant shall be entitled to the disability benefit provided in this Section X.

     Determination of total and permanent disability shall be based on the determination that the participant meets the requirements for the disability benefit under the Qualified Retirement Plan.

     Disability benefit payments shall continue until the participant is no longer disabled as determined by the Qualified Retirement Plan or until the participant retires in accordance with the retirement provisions of the Qualified Retirement Plan, whichever is earlier.

     The disability income generated by the Supplemental Plan shall be an amount equal to 62% of the participant's salary at the date of disability, reduced by the amount of the disability benefit paid by the Qualified Retirement Plan, or by any other plan of the Company that provides disability benef its, and further reduced by the participant's primary Social Security disability benefit.

DISABILITY RETIREMENT INCOME
(Example Calculation)

Average monthly salary (prior 36 months)                 $10,000.00
Final monthly salary                                     $10,500.00
Percent protected                                        x      62%
    Amount of final monthly salary protected by the
     Supplemental Plan                                     6,510.00
        Less monthly disability income from the
         Qualified Retirement Plan                        (4,500.00)
        Less monthly Social Security benefit              (1,000.00)
    Total monthly disability income payable from the
     Supplemental Plan                                   $ 1,010.00

XI. POST-RETIREMENT BENEFIT PROTECTION:

     When a participant retires under either the normal retirement or the "62/30" early retirement provision of the Qualified Retirement Plan and becomes eligible to receive the supplemental retirement income provided under the Supplemental Plan, the participant shall be provided with death benefit pr otection of $70,000.

     On the first day of the month next following the date on which a participant actually retires as provided in this Section XI, there shall be distributed to the participant, in satisfaction of the death benefit protection obligation contained herein, at the sole discretion of the Retirement Commit tee, one of the two following forms of death benefit protection: (i) an individual life insurance policy issued by a life insurance company in the face amount of $70,000, or (ii) an individual contract between the Company and the participant under which the Company promises to pay to the participan t's designated beneficiary a death benefit of $70,000.



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     If the death benefit protection is provided through a life insurance policy, the policy will contain cash reserves. It is intended, but not guaranteed, that the cash reserves will be sufficient to maintain the face value of the policy indefinitely.

     If the death benefit protection is provided by an individual contract, the contract will be totally unfunded, but shall contain equivalent cash value provisions. The equivalent cash value provisions will permit the participant, subject to the terms and conditions of the participant's individual c ontract, to irrevocably elect to forgo death benefit protection in exchange for receiving an immediate payment of the equivalent cash value as determined under each participant's individual contract.

     Upon transfer of a life insurance policy to a participant, the participant shall be the sole owner of the policy with all rights of ownership, including the right to name, and change the name of, the beneficiary under the policy. On distribution of an individual contract providing death benefits, the participant shall be entitled to name, and change the name of, the beneficiary under the contract.

XII. COST OF LIVING INCREASES:

     If a participant receiving benefits from the Supplemental Plan and the Qualified Retirement Plan is granted an increase in monthly retirement income from the Qualified Retirement Plan, but the increase is limited in whole or in part by federal laws or regulations prescribing maximum amounts that can be paid from the Qualified Retirement Plan, then the increase, in whole or in part as necessary, shall be paid from the Supplemental Plan. If subsequently the federal laws or regulations are amended, or if the laws or regulations include cost-of-living provisions which permit the increased paym ent to be made from the Qualified Retirement Plan, the increased amount shall be paid by the Qualified Retirement Plan, and any payment from the Supplemental Plan attributable to the increased payment shall be appropriately reduced or terminated.



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